Exhibit 10.2

MDC PARTNERS INC.

FORM OF STOCK APPRECIATION RIGHTS AGREEMENT

STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) by and between MDC Partners Inc. (the “Company”) and                     (the “Participant”), dated as of                 , 2006 (the “Date of Grant”).

1.                                       Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the MDC Partners Inc. Stock Appreciation Rights Plan (as amended as of April 28, 2006, the “Plan”).

2.                                       Number of Shares and Exercise Price. The Company hereby grants to the Participant an Award (the “Award”), subject to the terms and conditions set forth herein and in the Plan, of a SAR representing           Class A subordinate voting shares (the “Shares”) of the Company.   The “Base Price” for the Award shall mean US$         .

3.                                       Term; Vesting Status.

(a)                                  Term of Award. Unless the Award is earlier terminated pursuant to the Plan or this Agreement, the term of the Award shall commence on the Date of Grant and terminate no later than                  .

(b)                                 Vesting. Subject to the terms and conditions of the Plan, the applicable “Vesting Period” for the Award shall be as follows:                    .

4.                                       Rights and Obligations Upon Termination of Employment or Service.

(a)                                  The rights and obligations of the Participant upon termination of employment are governed by Sections 5(g) and (h) of the Plan, which provisions expressly provide for acceleration of vesting of the Award in the event that the Participant’s employment is terminated without “cause.”  In addition, the Award shall become fully vested and exercisable upon the occurrence of a “change in control”, as such term is defined in the Company’s 2005 Stock Incentive Plan.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Award shall terminate no later than the last date of the applicable term of the Award, as specified in Section 3.

5.                                       Nontransferability of Award. The Award shall not be assignable or transferable otherwise than by a duly executed and attested will or by the laws of descent and distribution and the Award may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative. Any purported transfer in violation of this Section 5 shall be void ab initio and of no force or effect.

6.                                       Exercise of Award. The Award shall be exercised by a written notice delivered to the Secretary of the Company at the Company’s principal executive offices in accordance with Section 7, specifying the portion of the Award to be exercised.

7.                                       Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

______________________

If to the Company:

MDC Partners Inc.

950 Third Avenue

New York, NY

Attn: Mitchell Gendel, General Counsel

Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice in accordance with this section. Notices and communications shall be effective when actually received by the addressee.

8.                                       Incorporation of Plan; Acknowledgment. The Plan is hereby incorporated herein by reference and made a part hereof, and the Award and this Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. By signing this Agreement, the Participant acknowledges (i) having received and read a copy of the Plan and (ii) that the grant of this Award satisfies in full any obligation of the Company to grant to the Participant any Award.

9.                                       Adjustment of Award. If,  prior to the Participant’s exercise in full of the Award or the termination of the Award in accordance with its terms, there shall occur a change in corporate structure affecting the Common Shares, the terms and conditions of the Award may be adjusted in accordance with the provisions of the Plan.

10.                                 Governing Law. This Agreement shall be governed by and construed according to the laws of the Province of Ontario, without regard to the conflicts of law rules thereof.

11.                                 Amendment and Termination. Rights and obligations under this Agreement shall not be adversely altered or impaired by termination or amendment of the Plan, except with the consent of the Participant.

12.                                 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.

MDC PARTNERS INC.

By:
Title:

[Participant]